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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 20, 2004, except for Note 15 for which the date is April 29, 2004, relating to the financial statements of PlanetOut Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

San Jose, California
April 29, 2004